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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------


                                   FORM 8-K/A


                                 Amendment No. 1
                                       to
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: September 1, 2000
                        (Date of earliest event reported)



                         CARDINAL FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



          Virginia                       0-24557                  54-1874630
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

      10555 Main Street, Suite 500
           Fairfax, Virginia                                        22030
(Address of Principal Executive Offices)                          (Zip Code)


               Registrant's telephone number, including area code:
                                 (703) 934-9200



================================================================================

Item 2.      Acquisition or Disposition of Assets.

         On September 1, 2000, Heritage Bancorp, Inc. ("Heritage"), a Virginia corporation, was merged with and into Cardinal Merger Corp. ("CMC"), a Virginia corporation and wholly owned subsidiary of Cardinal Financial Corporation (the "Company"), a Virginia corporation (the "Merger"). The Merger was consummated pursuant to an Amended and Restated Agreement and Plan of Reorganization, dated as of June 19, 2000, by and between Heritage, CMC and the Company, as amended by a First Amendment to Amended and Restated Agreement and Plan of Reorganization, dated as of August 28, 2000, by and between such parties, and a related Plan of Merger.

         Under the terms of the Merger, each outstanding share of Heritage's common stock, without par value, was converted into the right to receive, at the election of the shareholder, $6.00 in cash, 1.2 shares of the Company's 7.25% Cumulative Convertible Preferred Stock, Series A, par value $1.00 per share (the "Series A Preferred Stock"), or a combination thereof, and cash in lieu of fractional shares. Each such election was subject to certain adjustments to permit the Company to issue in the aggregate an equal amount of cash and Series A Preferred Stock. There were 2,352,729 shares of Heritage Common Stock outstanding immediately prior to the consummation of the Merger.

         In connection with the Merger, The Heritage Bank, the former subsidiary of Heritage, became a wholly owned subsidiary of CMC. In addition, three of the former directors of Heritage became directors of the Company.

         For a more detailed description of the Merger, see the Joint Proxy Statement/Prospectus that is a part of Amendment No. 1 to the Registration Statement on Form S-4, Registration No. 333-38380, filed by the Company with the Securities and Exchange Commission on June 20, 2000, under the Securities Act of 1933, as amended, which is incorporated herein by reference.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)    Financial Statements of Businesses Acquired.


                             HERITAGE BANCORP, INC.
                                 AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Independent Auditor's Report

Consolidated Financial Statements

  Statements of Condition as of December 31, 1999 and 1998

  Statements of Operations for the years ended December 31, 1999, 1998 and 1997

  Statements of Changes in Stockholders' Equity for the years ended December 31, 1999, 1998 and 1997

  Statements of Cash Flows for the years ended December 31, 1999, 1998 and 1997

Notes to Consolidated Financial Statements


Consolidated Interim Financial Statements

  Balance Sheets as of June 30, 2000 and December 31, 1999

  Statements of Income for the six months ended June 30, 2000 and 1999

  Statements of Stockholders' Equity for the six months ended June 30, 2000

  Statements of Cash Flows for the six months ended June 30, 2000 and 1999

Notes to Consolidated Interim Financial Statements

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Heritage Bancorp, Inc. and Subsidiary
McLean, Virginia

     We have audited the accompanying consolidated statements of condition of Heritage Bancorp, Inc. and Subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Heritage Bancorp, Inc. and Subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the three years then ended, in conformity with generally accepted accounting principles.

                                                 /s/ Yount, Hyde & Barbour, P.C.


Winchester, Virginia
February 4, 2000

                             HERITAGE BANCORP, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CONDITION
                           December 31, 1999 and 1998


         ASSETS                                                                         1999                     1998
                                                                                     ------------            ------------
 Cash and due from banks                                                             $  2,667,443            $  5,824,649
 Federal funds sold                                                                            --               8,550,000
                                                                                     ------------            ------------
      Total cash and cash equivalents                                                $  2,667,443            $ 14,374,649

 Securities available for sale, at approximate market value                            24,054,515              19,823,754
 Loans, net of allowance for loan losses of $420,940 in 1999
   and $429,059 in 1998                                                                31,268,232              29,181,039
 Premises and equipment, net                                                              848,995                 376,453
 Accrued interest receivable                                                              535,571                 459,340
 Other real estate owned                                                                       --                 263,199
 Other assets                                                                             564,657                 297,160
                                                                                     ------------            ------------

      Total assets                                                                   $ 59,939,413            $ 64,775,594
                                                                                     ============            ============

     LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
 Deposits:
   Noninterest-bearing deposits                                                      $ 13,707,792            $ 17,385,307
   Interest-bearing deposits                                                           34,284,891              36,056,672
                                                                                     ------------            ------------
      Total deposits                                                                 $ 47,992,683            $ 53,441,979
   Accrued interest and other liabilities                                                 347,527                 119,170
   Securities sold under agreement to repurchase                                        3,001,225               2,286,781
   Commitments and contingent liabilities                                                      --                      --
                                                                                     ------------            ------------
      Total liabilities                                                              $ 51,341,435            $ 55,847,930
                                                                                     ============            ============

STOCKHOLDERS' EQUITY

 Common stock, $1 par value; authorized 10,000,000
   shares; issued and outstanding 2,294,617 shares                                   $  2,294,617            $  2,294,617
 Capital surplus                                                                        6,529,539               6,529,539
 Retained earnings                                                                        210,534                  28,549
 Accumulated other comprehensive income (loss)                                           (436,712)                 74,959
                                                                                     ------------            ------------
      Total stockholders' equity                                                     $  8,597,978            $  8,927,664
                                                                                     ------------            ------------
      Total liabilities and stockholders' equity                                     $ 59,939,413            $ 64,775,594
                                                                                     ============            ============


See Accompanying Notes to Consolidated Financial Statements.

                             HERITAGE BANCORP, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  Years Ended December 31, 1999, 1998 and 1997

                                                                      1999                 1998                   1997
                                                                   -----------          -----------           -----------
 INTEREST INCOME
   Loans, including fees                                           $ 2,689,853          $ 2,386,091           $ 2,285,986
   Securities                                                        1,413,942            1,117,858               816,256
   Federal funds sold                                                  277,106              262,053               154,066
                                                                   -----------          -----------           -----------
           Total interest income                                   $ 4,380,901          $ 3,766,002           $ 3,256,308
                                                                   -----------          -----------           -----------

 INTEREST EXPENSE
   Deposits                                                        $ 1,342,470          $ 1,233,550           $ 1,103,974
   Securities sold under agreement to repurchase                        96,794               38,859                 6,797
                                                                   -----------          -----------           -----------
           Total interest expense                                  $ 1,439,264          $ 1,272,409           $ 1,110,771
                                                                   -----------          -----------           -----------

           Net interest income                                     $ 2,941,637          $ 2,493,593           $ 2,145,537

 Provision for loan losses                                                  --              117,000                 3,825
                                                                   -----------          -----------           -----------

           Net interest income after
             provision for loan losses                             $ 2,941,637          $ 2,376,593           $ 2,141,712
                                                                   -----------          -----------           -----------

 OTHER INCOME
   Service charges on deposit accounts                             $   116,343          $   122,684           $   112,039
   Other operating income, net                                          47,835               15,477                21,233
   Gain (loss) on sale of securities                                     1,468                 (781)               47,261
   Gain on sale of other real estate                                    56,611                   --                    --
                                                                   -----------          -----------           -----------
           Total other income                                      $   222,257          $   137,380           $   180,533
                                                                   -----------          -----------           -----------

 OTHER EXPENSES
   Salaries and employee benefits                                  $ 1,472,136          $ 1,074,228           $   953,246
   Occupancy expense                                                   328,105              204,669               215,204
   Equipment expense                                                   146,172               73,667                88,275
   Other operating expenses                                            942,821            1,068,643               579,961
                                                                   -----------          -----------           -----------
           Total other expenses                                    $ 2,889,234          $ 2,421,207           $ 1,836,686
                                                                   -----------          -----------           -----------

           Income before income taxes                              $   274,660          $    92,766           $   485,559

   Income tax expense (benefit)                                         92,675              (40,639)              (85,297)
                                                                   -----------          -----------           -----------

           Net income                                              $   181,985          $   133,405           $   570,856
                                                                   ===========          ===========           ===========

 EARNINGS PER SHARE, BASIC                                         $      0.08          $      0.07           $      0.45
                                                                   ===========          ===========           ===========

 EARNINGS PER SHARE, ASSUMING DILUTION                             $      0.08          $      0.07           $      0.44
                                                                   ===========          ===========           ===========


See Accompanying Notes to Consolidated Financial Statements.

                             HERITAGE BANCORP, INC.
                                 AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  Years Ended December 31, 1999, 1998 and 1997

                                                                                          ACCUMULATED
                                                                                            OTHER
                                                COMMON        CAPITAL        RETAINED    COMPREHENSIVE  COMPREHENSIVE
                                                STOCK         SURPLUS        EARNINGS    INCOME (LOSS)  INCOME (LOSS)      TOTAL
                                             -----------    -----------    -----------    -----------    -----------    -----------
 BALANCE, DECEMBER 31, 1996                  $ 1,249,634    $ 2,967,448    $  (675,712)   $     1,464                   $ 3,542,834
   Net income                                         --             --        570,856             --    $   570,856        570,856
   Other comprehensive income,
     net of tax:
       Unrealized holding gains on
         securities available for sale
         arising during period,
         net of tax of $25,401                        --             --             --             --    $    47,845             --
       Less reclassification adjustment,
         net of tax of $16,068                        --             --             --             --        (31,192)            --
                                                                                                         -----------
       Other comprehensive income                     --             --             --         16,653    $    16,653         16,653
                                                                                                         -----------
       Comprehensive income                           --             --             --             --    $   587,509             --
                                                                                                         -----------
   Warrants exercised                            240,002        360,003             --             --                       600,005
                                             -----------    -----------    -----------    -----------                   -----------
 BALANCE, DECEMBER 31, 1997                  $ 1,489,636    $ 3,327,451    $  (104,856)   $    18,117                   $ 4,730,348
   Net income                                         --             --        133,405             --    $   133,405        133,405
                                                                                                         -----------
   Other comprehensive income,
     net of tax:
       Unrealized holding gains on
         securities available for sale
         arising during period,
         net of tax of $29,016                        --             --             --             --    $    56,327             --
       Add reclassification adjustment,
         net of tax of $266                           --             --             --             --            515             --
                                                                                                         -----------
       Other comprehensive income                     --             --             --         56,842    $    56,842         56,842
                                                                                                         -----------
       Comprehensive income                           --             --             --             --    $   190,247             --
                                                                                                         -----------
   Stock options exercised                         2,700          7,120             --             --                         9,820
   Repurchase of stock in odd lot tender          (2,719)       (12,236)            --             --                       (14,955)
   Issuance of common stock                      805,000      3,207,204             --             --                     4,012,204
                                             -----------    -----------    -----------    -----------                   -----------
 BALANCE, DECEMBER 31, 1998                  $ 2,294,617    $ 6,529,539    $    28,549    $    74,959                   $ 8,927,664

 Net income                                           --             --        181,985             --    $   181,985        181,985
                                                                                                         -----------
   Other comprehensive income,
     net of tax:
       Unrealized holding losses on
         securities available for sale
         arising during period,
         net of tax of $263,089                       --             --             --             --    $  (510,702)            --
       Less reclassification adjustment,
         net of tax of $499                           --             --             --             --           (969)            --
                                                                                                         -----------
       Other comprehensive income (loss)              --             --             --       (511,671)   $  (511,671)      (511,671)
                                                                                                         -----------
       Comprehensive income (loss)                    --             --             --             --    $  (329,686)            --
                                             -----------    -----------    -----------    -----------    -----------    -----------
 BALANCE, DECEMBER 31, 1999                  $ 2,294,617    $ 6,529,539    $   210,534    $  (436,712)                  $ 8,597,978
                                             -----------    -----------    -----------    -----------                   -----------

See Accompanying Notes to Consolidated Financial Statements.

                             HERITAGE BANCORP, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 1999, 1998 and 1997

                                                                                     1999               1998               1997
                                                                                 ------------       ------------       ------------
 CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                     $    181,985       $    133,405       $    570,856
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
  Provision for loan losses                                                                --            117,000              3,825
  (Gain) loss on sale of securities                                                    (1,486)               781            (47,261)
  (Gain) on sale of fixed assets                                                         (200)                --                 --
  (Gain) on sale of other real estate                                                 (56,611)                --                 --
  Depreciation and amortization                                                        81,460             50,958             67,733
  Deferred tax (benefit) expense                                                       72,362            (45,239)           (85,297)
  Amortization of investment security premiums,
    net of discounts                                                                   22,442             37,438             13,845
  (Increase) decrease in accrued interest and other assets                           (152,502)          (319,486)            64,677
  Increase (decrease) in accrued interest and other liabilities                       228,357              5,412            (30,169)
                                                                                 ------------       ------------       ------------
      Net cash provided by (used in) operating activities                        $    375,807       $    (19,731)      $    558,209
                                                                                 ------------       ------------       ------------

 CASH FLOWS FROM INVESTING ACTIVITIES
  Maturities and calls of securities available for sale                          $  9,250,000       $  9,195,000       $  1,800,000
  Purchase of securities available for sale                                       (14,923,462)       (17,676,403)        (9,236,816)
  Maturities of securities held to maturity                                                --            250,000            250,000
  Proceeds from sale of securities available for sale                                 646,486            499,219          8,984,402
  Net (increase) decrease in loans                                                 (2,087,193)        (6,543,481)         1,825,409
  Purchase of premises and equipment                                                 (554,002)           (48,472)           (90,920)
  Proceeds from sale of equipment                                                         200                 --                 --
  Proceeds from sale of other real estate owned                                       319,810                 --                 --
                                                                                 ------------       ------------       ------------
      Net cash provided by (used in) investing activities                        $ (7,348,161)      $(14,324,137)      $  3,532,075
                                                                                 ------------       ------------       ------------

 CASH FLOWS FROM FINANCING ACTIVITIES
  Increase  (decrease) in demand deposits, NOW accounts
   and savings deposits                                                          $ (3,677,515)      $  8,639,394       $    550,791
  Increase (decrease) in certificates of deposit                                   (1,771,781)         4,198,750         (2,333,488)
  Proceeds from stock warrants exercised                                                   --                 --            600,005
  Proceeds from sale of common stock                                                       --          4,022,024                 --
  Repurchase of common stock                                                               --            (14,955)                --
  Increase in securities sold under agreement to repurchase                           714,444          2,286,781                 --
                                                                                 ------------       ------------       ------------
       Net cash provided by (used in) financing activities                       $ (4,734,852)      $ 19,131,994       $ (1,182,692)
                                                                                 ------------       ------------       ------------

       Net change in cash and cash equivalents                                   $(11,707,206)      $  4,788,126       $  2,907,592

 CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                      14,374,649          9,586,523          6,678,931
                                                                                 ------------       ------------       ------------
 CASH AND CASH EQUIVALENTS, END OF YEAR                                          $  2,667,443       $ 14,374,649       $  9,586,523
                                                                                 ============       ============       ============

See Accompanying Notes to Consolidated Financial Statements.

                             HERITAGE BANCORP, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Continued)
                  Years Ended December 31, 1999, 1998 and 1997

                                                                                 1999                 1998                  1997
                                                                             -----------         ------------        -----------
 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash payments for:
      Interest                                                               $ 1,437,740         $  1,269,516        $ 1,113,620
                                                                             ===========         ============        ===========

      Income taxes                                                           $    40,500         $         --        $     9,187
                                                                             ===========         ============        ===========

 SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES,
   unrealized gain (loss) on securities available for sale                   $  (775,258)        $     86,124        $    25,986
                                                                             ===========         ============        ===========


See Accompanying Notes to Consolidated Financial Statements.

                             HERITAGE BANCORP, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 1. NATURE OF BANKING ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

        GENERAL

          Heritage Bancorp, Inc. (Company) is a bank holding company organized under Virginia law in July, 1998. During 1998, the Company acquired The Heritage Bank through a share exchange in which the stockholders of The Heritage Bank received one share of the Company for each share of The Heritage Bank. The exchange was a tax-free transaction for federal income tax purposes. The merger was accounted for on the same basis as a pooling-of-interests. Financial statements for the prior years, have been retroactively adjusted for the exchange as if it occurred on January 1, 1997.

          The Company's wholly-owned subsidiary, The Heritage Bank (Bank) was incorporated under Virginia law in 1987. It operated as a wholly-owned subsidiary of Heritage Bankshares, Inc. until September 1, 1992, when it became independent. The Bank is a state chartered member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation (FDIC) and is headquartered in McLean, Virginia. During 1999, the Bank opened its first branch office in Sterling, Virginia.

        BUSINESS

          Heritage Bancorp, Inc. is a bank holding company that provides a variety of banking services to individuals and businesses. Its primary deposit products are demand and savings deposits and certificates of deposit. Its primary lending products are commercial business and real estate mortgage loans. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers.

        PRINCIPLES OF CONSOLIDATION

          The accounting and reporting policies of Heritage Bancorp, Inc. and subsidiary conform to generally accepted accounting principles and general practices within the banking industry. The following is a description of the more significant of those policies:

             SECURITIES

               Debt securities that management has the positive intent and ability to hold to maturity are classified as "held to maturity" and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as "available for sale" and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

               Purchased premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


             LOANS

               The Company grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by residential and commercial real estate loans. The ability of the Company's debtors to honor their contracts is dependent upon the real estate and general economic conditions of the Company's market area.

               Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for the allowance for loan losses and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

               The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Installment loans are typically charged off no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

               All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all principal and interest amounts contracturally due are brought current and future payments are reasonably assured.

             ALLOWANCE FOR LOAN LOSSES

               The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

               The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

               A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractural terms of the loan agreement.
               Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


               on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

               Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

             BANK PREMISES AND EQUIPMENT

               Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets.

             INCOME TAXES

               Deferred income tax assets and liabilities are determined using the balance sheet method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

             EARNINGS PER SHARE

               Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options, and are determined using the treasury method.

             CASH AND CASH EQUIVALENTS

               For purposes of reporting cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold.

             OTHER REAL ESTATE

               Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


             USE OF ESTIMATES

               In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, and the valuation of foreclosed real estate and deferred tax assets.

             ADVERTISING

               The Company follows the policy of charging the costs of advertising to expense as incurred. The amount of advertising included in expense for December 31, 1999, 1998 and 1997 was $37,231, $31,482 and $20,394, respectively.

             RECENT ACCOUNTING PRONOUNCEMENTS

               In June 1998, the FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", which is required to be adopted in years beginning after June 15, 2000. The statement permits early adoption as of the beginning of any fiscal quarter after its issuance. This Statement establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts, and requires that an entity recognize all derivatives as assets or liabilities in the balance sheet and measure them at fair value. Because the Company does not use these derivative instruments and strategies, management does not expect the adoption of this Statement to have any effect on earnings or financial position.

NOTE 2.   CASH AND DUE FROM BANKS

          The Bank is required to maintain reserve balances with the Federal Reserve Bank. For the final weekly reporting period in the years ended December 31, 1999 and 1998, the aggregate amounts of daily average required balances were approximately $469,000 and $391,000, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 3.   SECURITIES

          The amortized cost, with gross unrealized gains and losses, follows:

                                                                     DECEMBER 31, 1999
                                        -------------------------------------------------------------------------
                                                              GROSS              GROSS
                                         AMORTIZED         UNREALIZED          UNREALIZED               FAIR
                                           COST               GAINS             (LOSSES)                VALUE
                                        -----------        ----------          ----------            -----------
Securities Available for Sale
  U.S. Government agencies              $22,916,301           $  --           $  (643,120)           $22,273,181
  Obligations of states and
    political subdivisions                1,009,856              --                (3,378)             1,006,478
  Corporate                                 525,343              --               (15,187)               510,156
  Other                                     264,700              --                    --                264,700
                                        -----------           -----           -----------            -----------
      Total                             $24,716,200           $  --           $  (661,685)           $24,054,515
                                        ===========           =====           ===========            ===========


                                                                     DECEMBER 31, 1998
                                        -------------------------------------------------------------------------
                                                                GROSS              GROSS
                                          AMORTIZED          UNREALIZED          UNREALIZED            FAIR
                                            COST                GAINS             (LOSSES)             VALUE
                                        -----------         -----------         -----------         -----------
 Securities Available for Sale
   U.S. Treasury securities             $ 3,021,530         $    29,721         $        --         $ 3,051,251
   U.S. Government agencies              14,769,231              57,082              (2,344)         14,823,969
   Obligations of states and
     political subdivisions               1,654,720              29,114                  --           1,683,834
   Corporate
   Other                                    264,700                  --                  --             264,700
                                        -----------         -----------         -----------         -----------
      Total                             $19,710,181         $   115,917         $    (2,344)        $19,823,754
                                        ===========         ===========         ===========         ===========


          The amortized cost and fair value of securities by contractural maturity follows:

                                                                                              1999
                                                                                  AMORTIZED             FAIR
                                                                                    COST               VALUE
                                                                                -----------         -----------
 Due in one year or less                                                        $   510,000         $   508,477
 Due from one year to five years                                                 22,565,980          21,961,130
 Due from five years to ten years                                                 1,000,000             944,688
 Due after ten years                                                                375,520             375,520
 Federal Reserve stock                                                              264,700             264,700
                                                                                -----------         -----------
       Total                                                                    $24,716,200         $24,054,515
                                                                                ===========         ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


          Proceeds from sale of securities available for sale during 1999, 1998 and 1997 were $646,486 $449,219 and $8,984,402. Gross gains on those sales during 1999,  1998 and 1997 were $1,468,  $0 and $47,261.  Gross losses on those sales were $0, $781 and $0 during 1999, 1998 and 1997, respectively.

          Securities having a book value of approximately $5,496,544 and $3,792,558 at December 31, 1999 and 1998, were pledged to secure public deposits, letters of credit, and customer repurchase agreements.

NOTE 4.   LOANS

          A summary of the balances of loans follows:

                                                                  1999                        1998
                                                                --------                    --------
                                                                            (in thousands)
Real estate:
  Residential                                                   $ 10,475                    $ 11,168
  Commercial                                                      13,088                      11,791
  Farmland                                                           972                         992
  Construction                                                     1,157                         441
Commercial                                                         3,665                       3,279
Consumer                                                           1,507                       1,306
All other loans                                                      825                         633
                                                                --------                    --------
                                                                $ 31,689                    $ 29,610
Less:  allowance for loan losses                                    (421)                       (429)
                                                                --------                    --------
     Loans, net                                                 $ 31,268                    $ 29,181
                                                                ========                    ========


           Analysis of the allowance for loan losses follows:

                                              1999                 1998                1997
                                              -----                -----               -----
                                                               (in thousands)
 Balance, beginning of year                   $ 429                $ 634               $ 617
 Provision for loan losses                       --                  117                   4
 Loans charged-off                              (20)                (339)                (61)
 Recoveries                                      12                   17                  74
                                              -----                -----               -----
 Balance at end of year                       $ 421                $ 429               $ 634
                                              =====                =====               =====

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


          Information about impaired loans is as follows:

                                                                 1999                1998
                                                                -------            --------
 Impaired loans for which an allowance
   has been provided                                            $    --            $ 29,370
 Impaired loans for which no allowance
    has been provided                                                --                  --
                                                                -------            --------
         Total impaired loans                                   $    --            $ 29,370
                                                                -------            --------

 Allowance provided for impaired loans,
   included in the allowance for loan
   losses                                                       $    --            $ 11,405
                                                                -------            --------


                                                                 1999                1998              1997
                                                                -------           ---------         ---------
 Average balance in impaired loans                              $ 2,719           $ 176,334         $ 378,901
                                                                -------           ---------         ---------
 Interest income recognized                                     $   524           $  23,605         $  26,858
                                                                -------           ---------         ---------


          There were no nonaccrual loans excluded from impaired loan disclosure at December 31, 1999. Nonaccrual loans excluded from impaired loan disclosure under FASB 114 amounted to $365,670 at December 31, 1998. If interest on these loans had been accrued, such income would have approximated $26,836.

NOTE 5.   RELATED PARTY TRANSACTIONS

          In the ordinary course of business, the Company has granted loans to principal officers and directors and their affiliates amounting to $306,496 at December 31, 1999 and $279,384 at December 31, 1998.
          During the year ended December 31, 1999, total principal additions were $150,500 and total principal payments were $123,388.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 6.    PREMISES AND EQUIPMENT

          A summary of the cost and accumulated depreciation of premises and equipment follows:

                                                                  1999                 1998
                                                               ---------            ---------
    Land                                                       $ 245,000            $ 245,000
    Land improvements                                             41,964               31,885
    Leasehold improvements                                       242,997              147,647
    Equipment, furniture and fixtures                            459,268              354,200
                                                               ---------            ---------
                                                               $ 989,229            $ 778,732
      Less accumulated depreciation
          and amortization                                      (140,234)            (402,279)
                                                               ---------            ---------
                                                               $ 848,995            $ 376,453
                                                               =========            =========


          Depreciation and amortization charged to operations totaled $81,460, $50,958 and $67,733 in 1999, 1998 and 1997, respectively.

NOTE 7.   SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

          Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Company may be required to provide additional collateral based on the fair value of the underlying securities.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 8.    INCOME TAXES

           The components of the net deferred tax assets, included in other assets, are as follows:

                                                                              1999              1998
                                                                            --------          --------
DEFERRED TAX ASSETS:
    Net operating loss carryforwards                                        $     --          $ 47,105
    Alternative minimum tax credits                                               --             6,652
    Unrealized loss on securities available for sale                         224,973                --
    Accumulated depreciation                                                  24,794            28,160
    Allowance for loan losses                                                 32,448            32,448
    Organization costs                                                        15,286            19,362
    Other                                                                         --            11,163
                                                                            --------          --------
           Gross deferred tax asset                                         $297,501          $144,890
                                                                            ========          ========
DEFERRED TAX LIABILITIES, unrealized gain
    on securities available for sale                                        $     --          $ 38,615
                                                                            --------          --------

           Net deferred tax assets                                          $297,501          $106,275
                                                                            --------          --------


           Allocation of federal income taxes between current and deferred portions is as follows:

                                                                    YEARS ENDED DECEMBER 31,
                                                         ------------------------------------------------
                                                           1999                1998               1997
                                                         --------            ---------          ---------
Current                                                  $ 165,498           $   4,600          $      --
Deferred                                                   (72,823)             40,058            161,717
Change in valuation allowance                                   --             (85,297)          (247,014)
                                                         ---------           ---------          ---------
                                                         $  92,675           $ (40,639)         $ (85,297)
                                                         =========           =========          =========

          The reasons for the difference between the statutory federal income tax rate and the effective tax rates are summarized as follows:

                                                                    YEARS ENDED DECEMBER 31,
                                                         ------------------------------------------------
                                                            1999               1998               1997
                                                         ---------           ---------          ---------
Tax expense at statutory rate                            $  93,384           $  31,540          $ 165,090
Change in valuation allowance                                   --             (85,297)          (247,014)
Other, net                                                    (709)             13,118             (3,373)
                                                         ---------           ---------          ---------
                                                         $  92,675           $ (40,639)         $ (85,297)
                                                         =========           =========          =========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 9.   DEPOSITS

          The aggregate amount of time deposits, in denominations of $100,000 or more at December 31, 1999 and 1998 was $4,738,768 and $6,339,277,
          respectively.

          At December 31, 1999, the scheduled maturities of time deposits are as follows:

               2000                             $  9,095,970
               2001                                4,932,561
               2002                                1,368,049
                                                ------------
                                                $ 15,396,580
                                                ============


NOTE 10.  OTHER OPERATING EXPENSES

          The components of other operating expenses consisted of the following for the years ended December 31:

                                                      1999                   1998                    1997
                                                   ----------             ----------             ----------
Data processing                                    $  126,762             $   99,589             $   78,702
Professional fees                                     175,555                374,229                115,024
Stationary and supplies                                85,693                 70,172                 61,957
Postage                                                38,461                 33,235                 36,899
Stockholder expense                                    49,329                 77,524                 18,116
Bank franchise tax                                     59,556                 27,597                 27,366
Business development                                   84,533                 31,482                 20,794
Other (includes no items in excess of
     1% of total revenue)                             322,932                354,815                221,103
                                                   ----------             ----------             ----------
                                                   $  942,821             $1,068,643             $  579,961
                                                   ==========             ==========             ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 11.  EARNINGS PER SHARE

          The following shows the weighted average number of shares used in computing earnings per share and the effect on weighted average number of shares of diluted potential common stock. Potential dilutive common stock had no effect on income available to common stockholders.

                                    1999                           1998                             1997
                        ----------------------------    ----------------------------    -----------------------------
                                         PER SHARE                       PER SHARE                       PER SHARE
                          SHARES           AMOUNT         SHARES           AMOUNT         SHARES           AMOUNT
                        ---------       ------------    ---------       ------------    ---------       -------------
Basic earnings
  per share             2,294,617       $       0.08    1,890,666       $       0.07    1,271,176       $        0.45
                                        ============                    ============                    =============
Effect of dilutive
  securities:
    Stock options           6,931                           5,585                           1,307
    Warrants                   --                              --                          22,726

Diluted earnings
  per share             2,301,548       $       0.08    1,896,251       $       0.07    1,295,209       $        0.44
                                        ============                    ============                    =============


NOTE 12.  COMMITMENTS AND CONTINGENCIES

          The Company leases its main office and operations center in McLean and its branch office in Sterling. The McLean lease contains three, five year renewal periods and expires in 2008. The Sterling lease has a term of ten years with one five year renewal option. The Sterling lease expires in 2009. Total rent expense was $310,910, $191,272 and $194,945 for 1999, 1998 and 1997, respectively, and was included in occupancy expense.

          The following is a schedule, by year, of future minimum lease payments required under the long-term noncancelable lease agreements.

              2000                             $  336,892
              2001                                350,194
              2002                                364,325
              2003                                374,705
              2004                                385,959
              Due thereafter                    1,355,997
                                               ----------
                                               $3,168,072
                                               ==========

          The Company entered into a long-term lease for its Tyson's branch on March 16, 2000, which is subject to regulatory approval. The lease expires March 31, 2006 and has annual base rent of $111,078 with 3% yearly increases.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


          In the normal course of business there are outstanding various commitments and contingent liabilities, which are not reflected in the accompanying consolidated financial statements. Management does not anticipate any material losses as a result of these transactions.

          See   Note   15   with   respect   to   financial   instruments   with
          off-balance-sheet risk.

NOTE 13.  STOCK-BASED COMPENSATION

          In 1998, the stockholders approved an employee incentive stock option plan. The option price for shares granted under this plan shall be determined by a Committee of the Company's Board of Directors, but in no event shall the option price be less than the fair market value of the Company's stock at the time of grant. The term of each option granted under the plan is ten years, unless the optionee has been discharged from his or her employment by the Company for cause in which case the option must be exercised no later than six months following the date of discharge. The maximum aggregate number of shares which may be optioned and sold under the plan is 75,000 shares. As of December 31, 1999, 29,480 options were outstanding under this plan.

          In 1992, the Company adopted a nonqualified stock option plan which full-time employees and part-time employees working at least 25 hours per week were eligible to receive options to acquire Common Stock. Options expire ten years after the date of grant. There are 18,125 options outstanding under this plan as of December 31, 1999.

          Grants under the above plans are accounted for following APB Opinion No. 25 and related interpretations. Accordingly, no compensation cost has been recognized for grants under the stock option plans. No employee stock options were granted during 1997 and 1996. Had compensation cost for the employee stock-based compensation plan been determined based on the grant date fair values of awards (the method described in FASB Statement No. 123), reported net income and earnings per common share would have been reduced to the pro forma amounts shown below for 1999:

                     Net income:
                       As reported                                           $     181,985
                       Pro forma                                             $     139,600

                     Basic earnings per share:
                       As reported                                           $         .08
                       Pro forma                                             $         .06

                     Diluted earnings per share:
                       As reported                                           $         .08
                       Pro forma                                             $         .06

          The fair value of each grant is estimated at the grant date using the Black-Scholes option-pricing model. The following weighted average assumptions for grants in 1999 were used: price volatility of 20.9%; risk-free interest rate of 6.5%; dividend rate of 0.00% and expected life of 10 years.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


          The status of the Option Plans during 1999, 1998 and 1997 is as follows:

                                      1999                             1998                             1997
                         --------------------------        -------------------------      -------------------------
                                           WEIGHTED                         WEIGHTED                       WEIGHTED
                                           AVERAGE                           AVERAGE                        AVERAGE
                           NUMBER          EXERCISE          NUMBER         EXERCISE        NUMBER         EXERCISE
                         OF SHARES          PRICE          OF SHARES         PRICE        OF SHARES         PRICE
                         ---------         --------        ---------        --------      ---------        --------
Outstanding at
  January 1                29,550          $   3.45         27,375          $   3.43         30,675        $   3.51
    Granted                24,500              3.97          8,925              3.875            --              --
    Exercised                  --                --         (2,700)             3.64             --              --
    Canceled               (6,445)             3.96         (4,050)             4.13         (3,300)           4.20
                           ------                           ------                           ------
Outstanding at
  December 31              47,605          $   3.65         29,550          $   3.45         27,375        $   3.43
                           ------                           ------                           ------

Exercisable at
  end of year              47,605                           29,550                          27,375
                           ======                           ======                          ======

Weighted-average
  fair value per
  option of options
  granted during
  the year                 $    2                           $    2                          $  --
                           ======                           ======                          =====


          The Status of the options outstanding at December 31, 1999 is as follows:

                            NUMBER                          WEIGHTED
          RANGE OF       OUTSTANDING       REMAINING        AVERAGE
          EXERCISE           AND          CONTRACTUAL       EXERCISE
           PRICE         EXERCISABLE         LIFE            PRICE
        -------------    -----------      -----------       --------
        $3.10 - $3.15      18,125          0.75 years         3.14
          $3.875           12,480          9.35               3.875
           $4.00           16,000          9.75               4.00
           $4.25            1,000          9.75               4.25
                           ------
                           47,605          6.22               3.65
                           ======

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 14.  DIRECTOR COMPENSATION PLAN

          In 1998, the stockholders approved a stock option plan for outside directors of the Company. The option price for shares to be issued upon exercise of any option granted under this plan shall be determined by a Committee of the Company's Board of Directors, but in no event shall the option price be less than the fair market value of the Company's stock at the time of grant. The term of each option granted under this plan shall be ten years from the date of grant. If a director resigns or is removed from the Board, all of the Director's stock options must be exercised within sixty days of his or her departure from the Board. The maximum aggregate number of shares which may be optioned and sold under the plan is 75,000 shares. As of December 31, 1999, 28,500 options were outstanding under this plan.

          On March 26, 1997, the Board of Directors granted stock options to those members serving on the Bank's Board of Directors, who were not employees or officers of the Bank, to acquire common stock at an exercise price of $2.86. The options expire ten years after the grant date, unless the Director ceases to be a member of the Bank's Board of Directors, in which case the options expire sixty days following such date. As of December 31, 1999, there were 10,000 options outstanding.

          The status of the Option Plan during 1999 and 1998 is as follows:

                                                  1999                         1998                         1997
                                       --------------------------    ------------------------     -------------------------
                                                        WEIGHTED                     WEIGHTED                     WEIGHTED
                                                        AVERAGE                      AVERAGE                       AVERAGE
                                         NUMBER         EXERCISE       NUMBER        EXERCISE       NUMBER        EXERCISE
                                       OF SHARES         PRICE       OF SHARES        PRICE       OF SHARES        PRICE
                                       ---------        --------     ---------       --------     ---------       --------
 Outstanding at January 1               26,000         $    3.48      10,000        $    2.86          --        $     --
     Granted                            14,000              4.00      16,000             3.875     10,000            2.86
     Forfeited                          (1,500)             3.875         --               --          --              --
                                        ------                        ------                       ------
 Outstanding at December 31             38,500         $    3.66      26,000        $    3.48      10,000        $   2.86
                                        ======                        ======                       ======

          The status of the options outstanding as of December 31, 1999 is as follows:

                       WEIGHTED          NUMBER
                       AVERAGE        OUTSTANDING       REMAINING
                       EXERCISE           AND          CONTRACTUAL
                        PRICE         EXERCISABLE         LIFE
                       -------        -----------       ---------
                       $ 2.860          10,000          7.25 years
                         3.875          14,500          8.75
                         4.000          14,000          10
                                        ------
                       $ 3.660          38,500          8.81
                                        ======

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 15.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

          The Company is party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

          The  Company's   exposure  to  credit  loss  is   represented  by  the
          contractural amount of these commitments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

          At December 31, 1999 and 1998, the following financial instruments were outstanding whose contract amounts represent credit risk:

                                                                                  1999               1998
                                                                            ----------------    --------------
                    Financial   instruments  whose  contract
                    amounts  represent credit risk:
                      Commitments to extend credit                          $     10,594,692    $  8,708,866
                      Standby letters of credit                             $         92,333    $    181,900

          Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

          Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit may be uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Company is committed.

          Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds cash and marketable securities supporting those commitments for which collateral is deemed necessary.

          The Company maintains several cash accounts in other commercial banks. The amount on deposit with correspondent institutions at December 31, 1999, exceeded the insurance limits of the Federal Deposit Insurance Corporation by $490,963.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 16.  RESTRICTIONS ON TRANSFERS TO PARENT

          Federal and state banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Company. The total amount of dividends, which may be paid at any date is generally limited to the retained earnings of the Bank, and loans or advances are limited to 10 percent of the Bank's capital stock and surplus on a secured basis. As of December 31, 1999, the aggregate amount of unrestricted funds, which could be transferred from the banking subsidiary to the Parent Company without prior regulatory approval totaled $1,025,519 or 11.93% of the consolidated net assets.

NOTE 17.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

          The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

             CASH AND CASH EQUIVALENTS

               For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

             SECURITIES

               For securities held for investment purposes, fair values are based on quoted market prices or dealer quotes.

             LOAN RECEIVABLES

               For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (e.g., one-to-four family residential), and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for other loans (e.g., commercial real estate and investment property mortgage loans, commercial and industrial loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

             DEPOSITS

               The fair values disclosed for demand deposits (e.g., interest and non-interest checking, statement savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


             ACCRUED INTEREST

               The carrying amounts of accrued interest approximate fair value.

             OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

               Commitments to extend credit were evaluated and fair value was estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The fair value of standby letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The carrying amount of treasury, tax and loan deposits approximates the fair value.

               The carrying amounts and fair values of financial instruments as of December 31, 1999 are presented below:

                                                               1999                             1998
                                                    ------------------------         ------------------------
                                                    CARRYING           FAIR          CARRYING           FAIR
                                                     AMOUNT            VALUE          AMOUNT            VALUE
                                                    --------           -----         --------           -----
                                                            (in thousands)                   (in thousands)
Financial assets:
  Cash and due from banks                           $ 2,667           $ 2,667        $ 5,825           $ 5,825
  Federal funds sold and securities
   purchased under agreement to resell                   --                --          8,550             8,550
  Securities                                         24,055            24,055         19,824            19,824
  Loans, net                                         31,268            31,113         29,181            29,539
  Accrued interest receivable                           536               536            459               459

Financial liabilities:
  Deposits                                          $47,993           $47,918        $53,442           $53,684
  Securities sold under agreement
   to repurchase                                      3,001             3,001          2,287             2,287
  Accrued interest payable                               53                53             55                55


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 18.  CAPITAL REQUIREMENTS

          The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

          Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999 and 1998, that the Company and the Bank met all capital adequacy requirements to which they are subject.

          As of December 31, 1999, the most recent notification from the Federal Reserve Bank categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


          The Company and Subsidiary's actual capital amounts and ratios are also presented in the table. No amount was deducted from capital for interest-rate risk.

                                                                                                           MINIMUM
                                                                                                          TO BE WELL
                                                                                                      CAPITALIZED UNDER
                                                        MINIMUM CAPITAL                               PROMPT CORRECTIVE
                                ACTUAL                    REQUIREMENT                                 ACTION PROVISIONS
                                ------                    -----------                                 -----------------
                            AMOUNT  RATIO         AMOUNT                RATIO                   AMOUNT                  RATIO
                            ------  -----         ------                -----                   ------                  -----

                                                              (Amount in Thousands)
 As of December 31, 1999:
  Total Capital (to Risk
    Weighted Assets)
      Consolidated         $ 9,456  24.5%   greater than            greater than                             N/A
                                             or equal to  $ 3,088    or equal to  8.0%
      The Heritage Bank    $ 9,456  24.5%   greater than            greater than         greater than            greater than
                                             or equal to  $ 3,088    or equal to  8.0%    or equal to  $ 3,860    or equal to  10.0%
  Tier 1 Capital (to Risk
    Weighted Assets)
      Consolidated         $ 9,035  23.4%   greater than            greater than                              N/A
                                             or equal to  $ 1,544    or equal to  4.0%
      The Heritage Bank    $ 9,035  23.4%   greater than            greater than         greater than            greater than
                                             or equal to  $ 1,544    or equal to  4.0%    or equal to  $ 2,316    or equal to   6.0%
    Tier 1 Capital (to
     Average Assets)
      Consolidated         $ 9,035  14.7%   greater than            greater than                              N/A
                                             or equal to  $ 2,453    or equal to  4.0%
      The Heritage Bank    $ 9,035  14.7%   greater than            greater than         greater than            greater than
                                             or equal to  $ 2,453    or equal to  4.0%    or equal to  $ 3,066    or equal to   5.0%
As of December 31, 1998:
  Total Capital (to Risk
    Weighted Assets)
      Consolidated         $ 9,282  25.7%   greater than            greater than                              N/A
                                             or equal to  $ 2,886    or equal to  8.0%
      The Heritage Bank    $ 9,282  25.7%   greater than            greater than         greater than            greater than
                                             or equal to  $ 2,886    or equal to  8.0%    or equal to  $ 3,607    or equal to  10.0%
 Tier 1 Capital (to Risk
    Weighted Assets)
      Consolidated         $ 8,853  24.5%   greater than            greater than                              N/A
                                             or equal to  $ 1,443    or equal to  4.0%
      The Heritage Bank    $ 8,853  24.5%   greater than            greater than         greater than            greater than
                                             or equal to  $ 1,443    or equal to  4.0%    or equal to  $ 2,164    or equal to   6.0%
  Tier 1 Capital (to
    Average Assets)
      Consolidated         $ 8,853  17.2%   greater than            greater than                              N/A
                                             or equal to  $ 2,060    or equal to  4.0%
      The Heritage Bank    $ 8,853  17.2%   greater than            greater than         greater than            greater than
                                             or equal to  $ 2,060    or equal to  4.0%    or equal to  $ 2,575    or equal to   5.0%

NOTE 19.  COMMON STOCK

          On May 18, 1998, the Company completed a secondary stock offering in which it sold 805,000 shares of common stock at a price of $5.50 per share. Net proceeds for the Company were $4,012,204 after deducting underwriting commissions of $309,925 and direct offering costs of $105,371. On June 8, 1998, the Company used part of the new capital to complete an odd-lot tender offer, purchasing 2,719 shares at $5.50 per share for a total cost of $14,955.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 20.  PARENT COMPANY ONLY FINANCIAL STATEMENTS

                             HERITAGE BANCORP, INC.
                              (Parent Company Only)

                                 BALANCE SHEETS
                           December 31, 1999 and 1998

                                                                                    1999                       1998
                                                                                -----------                -----------
       ASSETS
Investment in subsidiary, at cost, plus
  equity in undistributed net income                                            $ 8,737,251                $ 9,017,608
                                                                                -----------                -----------
       LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES, due to subsidiary                                                  $   139,273                $    89,944
                                                                                -----------                -----------

STOCKHOLDERS' EQUITY
  Common stock                                                                  $ 2,294,617                $ 2,294,617
  Surplus                                                                         6,529,539                  6,529,539
  Retained earnings                                                                 210,534                     28,549
  Accumulated other comprehensive income                                           (436,712)                    74,959
                                                                                -----------                -----------
       Total stockholders' equity                                               $ 8,597,978                $ 8,927,664
                                                                                -----------                -----------
       Total liabilities and stockholders' equity                               $ 8,737,251                $ 9,017,608
                                                                                ===========                ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


                             HERITAGE BANCORP, INC.
                              (Parent Company Only)

                              STATEMENTS OF INCOME
                 For the Years Ended December 31, 1999 and 1998

                                                                                  1999                    1998
                                                                                --------                --------
INCOME
  Equity in undistributed net income of subsidiary                              $231,314                $223,349
                                                                                --------                --------
EXPENSES
  Organization costs                                                            $     --                $ 89,944
  Stockholder expense                                                             49,329                      --
                                                                                --------                --------
       Total expenses                                                           $ 49,329                $ 89,944
                                                                                --------                --------
       Net income                                                               $181,985                $133,405
                                                                                ========                ========


                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 1999 and 1998

                                                                                   1999                      1998
                                                                                ---------                 ---------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                                     $ 181,985                 $ 133,405
 Adjustments to reconcile net income to
  net cash provided by operating activities,
  increase in due to subsidiary                                                    49,329                    89,944
 Undistributed earnings of subsidiary                                            (181,985)                 (223,349)
                                                                                ---------                 ---------

      Net cash provided by operating activities                                 $  49,329                 $      --

CASH AND CASH EQUIVALENTS, beginning of year                                           --                        --
                                                                                ---------                 ---------

CASH AND CASH EQUIVALENTS, end of year                                          $  49,329                 $      --
                                                                                =========                 =========

                      HERITAGE BANCORP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                            (in thousands of dollars)


                                                                    (Unaudited)         (Audited)
                                                                      June 30,         December 31,
    ASSETS:                                                             2000               1999
                                                                    ------------       ------------
    Cash and due from banks                                         $      3,362       $      2,667
    Securities available for sale (at market value)                       23,688             24,054
    Loans, net                                                            36,901             31,268
    Premises and equipment                                                   912                849
    Other assets                                                           1,213              1,101
                                                                    ------------       ------------
          Total assets                                              $     66,076       $     59,939
                                                                    ============       ============

LIABILITIES:

Deposits

    Non-interest bearing                                            $     13,736       $     13,708
    Interest-bearing                                                      37,248             34,285
                                                                    ------------       ------------
       Total deposits                                                     50,984             47,993
Short-term debt                                                            6,309              3,001
Other liabilities                                                            315                347
                                                                    ------------       ------------
          Total liabilities                                               57,608             51,341
                                                                    ------------       ------------

STOCKHOLDERS' EQUITY:
    Common stock; $1 par value per share;
     authorized 10,000,000 shares; issued and
     outstanding 2,294,617 shares                                          2,295              2,295
    Surplus                                                                6,530              6,530
    Undivided profits                                                        146                210
    Accumulated other comprehensive
     income (loss), net                                                     (503)              (437)
                                                                    ------------       ------------
          Total stockholders' equity                                       8,468              8,598
                                                                    ------------       ------------
          Total liabilities and
            stockholders' equity                                    $     66,076       $     59,939
                                                                    ============       ============


Notes to financial statements are an integral part of these statements.

                      HERITAGE BANCORP, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                            (in thousands of dollars)
                                   (unaudited)

                                                          Six Months Ended
                                                              June 30,
                                                              --------
                                                        2000            1999
                                                        ----            ----
INTEREST INCOME:
Loans and fees                                      $      1,516    $      1,391
Federal funds sold                                            16             145
Investment securities                                        778             675
                                                    ------------    ------------
   Total interest income                                   2,310           2,211

INTEREST EXPENSE:
Interest on deposits                                         701             691
Interest on federal funds purchased
 and other borrowings                                        103              35
                                                    ------------    ------------
   Total interest expense                                    804             726
                                                    ------------    ------------
   Net interest income                                     1,506           1,485

PROVISION FOR LOAN
AND LEASE LOSSES                                             (92)             13
                                                    ------------    ------------
   Net interest income after                               1,598           1,472
   provision for loan losses

OTHER INCOME:
Service charges & fees                                        86              71
Securities gains (losses)                                    (13)              1
                                                    ------------    ------------
   Total other income                                         73              72

OTHER EXPENSES:
Salaries & employee benefits                                 661             649
Occupancy expenses                                           224             162
Furniture & equipment expenses                               124              35
Other operating expenses                                     759             473
                                                    ------------    ------------
   Total other expenses                                    1,768           1,319
                                                    ------------    ------------
Income (loss) before income taxes                            (97)            225
Applicable income taxes (benefit)                            (33)             33
                                                    ------------    ------------
   Net income (loss)                                $        (64)   $        192
                                                    ============    ============

    EARNINGS PER SHARE, BASIC                       $      (0.03)   $       0.08
                                                    ============    ============
    EARNINGS PER SHARE, ASSUMING
    DILUTION                                        $      (0.03)   $       0.08
                                                    ============    ============


Notes to financial statements are an integral part of these statements.

                      HERITAGE BANCORP, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 For the six months ended June 30, 2000 and 1999
                            (in thousands of dollars)
                                   (unaudited)

                                                                                         Accumulated
                                                                                            Other
                                                 Common                     Retained    Comprehensive   Comprehensive
                                                  Stock        Surplus      Earnings     Income(loss)   Income (loss)      Total
                                              ------------  ------------  ------------   ------------   ------------   ------------
Balance, January 1, 1999                      $      2,295  $      6,530  $         28   $         75                  $      8,928
Comprehensive income:
   Net income                                            -             -           192              -   $        192            192
   Other comprehensive income:
     Unrealized holding gains (losses) on
     securities available for sale arising
     during the period net of tax of $(124)              -             -             -           (314)          (314)          (314)
                                                                                                        ------------
   Other comprehensive income, net of tax                -             -             -              -              -
                                                                                                        ------------
   Total comprehensive income                            -             -             -              -   $       (122)             -
                                              ------------  ------------  ------------   ------------   ============   ------------
Balance, June 30, 1999                        $      2,295  $      6,530  $        220       $ ( 239)                  $      8,806
                                              ============  ============  ============   ============                  ============



Balance, January 1, 2000                      $      2,295  $      6,530  $        210   $       (437)                 $      8,598
Comprehensive income:
   Net income (loss)                                     -             -           (64)             -   $        (64)           (64)
   Other comprehensive income:
     Unrealized holding gains (losses) on
     securities available for sale arising
     during the period net of tax of $(34)               -             -             -            (66)           (66)           (66)
                                                                                                        ------------
   Other comprehensive income, net of tax                -             -             -              -              -              -
                                                                                                        ------------
   Total comprehensive income                            -             -             -              -   $       (130)             -
                                              ------------  ------------  ------------   ------------   ============   ------------
Balance, June 30, 2000                        $      2,295  $      6,530  $        146   $       (503)                 $      8,468
                                              ============  ============  ============   ============                  ============


Notes to financial statements are an integral part of these statements.

                      HERITAGE BANCORP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands of dollars)
                                   (unaudited)

                                                                                            Six Months Ended
                                                                                                June 30,
                                                                                       2000                 1999
                                                                                       ----                 ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                      $        (64)        $        192
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                                                           50                   33
     Provision for loan losses                                                              (92)                  13
     Amortization of premiums, net                                                            9                   15
     (Gain) loss on sale of securities available for sale                                    13                   (1)
     Changes in assets and liabilities:
       Decrease (increase) in other assets                                                  (43)                  36
       (Decrease) in other liabilities                                                      (32)                 (26)
                                                                                   ------------         ------------
          Net cash (used in ) operating activities                                         (159)                 262
                                                                                   ------------         ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Net increase in loans                                                                 (5,540)                (366)
   Purchase of securities available for sale                                               (813)             (11,552)
   Proceeds from sales of securities available for sale                                     987                  646
   Proceeds from calls and maturities of securities available for sale                       73                7,249
   Purchase of premises and equipment                                                      (152)                (496)
                                                                                   ------------         ------------
          Net cash used in investing activities                                          (5,445)              (4,519)
                                                                                   ------------         ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Increase (decrease) in deposits                                                        2,991               (4,571)
   Net increase in short-term borrowings                                                  3,308                  308
                                                                                   ------------         ------------
          Net cash provided by financing activities                                       6,299               (4,263)
                                                                                   ------------         ------------
            Net increase (decrease) in cash and cash equivalents                            695               (8,520)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                           2,667               14,375
                                                                                   ------------         ------------
CASH AND CASH EQUIVALENTS - END OF PERIOD                                          $      3,362         $      5,855
                                                                                   ============         ============

Supplemental disclosures of cash flow information Cash payments for:

     Interest on deposits                                                          $        700         $        690
     Income taxes                                                                  $          -         $          -

Supplemental schedule of non-cash investing activities
   Unrealized gain (loss) on securities available for sale                         $       (761)        $       (363)




Notes to financial statements are an integral part of these statements.

                      HERITAGE BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

1.    General

         The consolidated statements include the accounts of Heritage Bancorp, Inc. (the "Company") and its subsidiary, The Heritage Bank (the "Bank"). All significant intercompany balances and transactions have been eliminated. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial positions as of June 30, 2000 and December 31, 1999, and the results of operations and cash flows for the six months ended June 30, 2000 and 1999.

         The results of operations for the six months ended June 30, 2000 and 1999 are not necessarily indicative of the results to be expected for the full year.

2.    Investment Securities

         Amortized cost and carrying amount (estimated fair value) of securities available for sale are summarized as follows:

                                                                         June 30, 2000
                                                     -----------------------------------------------------
                                                                       Gross        Gross       Estimated
                                                     Amortized      Unrealized    Unrealized      Market
           (In thousands of dollars)                    Cost           Gains        Losses        Value
                                                     -----------------------------------------------------
US government agencies & corporations                $   23,074      $       -    $     (763)   $   22,311
 Obligations of states & political subdivisions             510              -            (2)          508
 Corporate debt obligations                                 500              4             -           504
 Other securities                                           100              -             -           100
 Federal reserve stock                                      265              -             -           265
                                                     ----------     ----------    ----------    ----------
                                                     $   24,449     $        4    $     (765)   $   23,688
                                                     ==========     ==========    ==========    ==========

    Securities available for sale at December 31, 1999 consist of the following:

                                                                      December 31, 1999
                                                     -----------------------------------------------------
                                                                       Gross        Gross      Estimated
                                                      Amortized     Unrealized    Unrealized     Market
    (in thousands of dollars)                            Cost          Gains        Losses        Value
                                                     -----------------------------------------------------
US government & federal agencies                     $   22,916     $        -    $     (643)   $   22,273
Obligations of states & political subdivisions            1,010              -            (4)        1,006
Corporate debt obligations                                  525              -           (15)          510
Federal reserve stock                                       265              -             -           265
                                                     ----------     ----------    ----------    ----------
                                                     $   24,716     $        -    $     (662)   $   24,054
                                                     ==========     ==========    ==========    ==========

                                                            Six Months Ended
                                                       (in thousands of dollars)
                                                                June 30,
                                                          2000           1999
                                                       ---------        -------
    Gross proceeds from sales of securities                  987            646
                                                       =========        =======
    Gross gains on sale of securities                          -              1
    Gross losses on sale of securities                        13              -
                                                       ---------        -------
      Net securities gains/losses                             13              1
                                                       =========        =======

                                   (unaudited)

3.       LOANS

         Major classifications of loans are as follows:

 (in thousands of dollars)
                                                     June 30,      December 31,
                                                       2000            1999
                                                   ------------    ------------
Commercial                                         $      5,894    $      3,665
Real estate:
   Construction                                           1,838           1,157
   Residential (1-4 family)                              11,214          10,475
   Commercial                                            15,331          13,088
   Agricultural                                             962             972
Consumer                                                  1,262           1,507
All other Loans                                             729             825
                                                   ------------    ------------
                                                         37,230          31,689
Less allowance for loan losses                             (329)           (421)
                                                   ------------    ------------
                                                   $     36,901    $     31,268
                                                   ============    ============

The following schedule summarizes the changes in the allowance for loan and lease losses:


                                    Six Months      Six Months
                                      Ending          Ending       December 31,
                                   June 30, 2000   June 30, 1999       1999
(in thousands of dollars)          -------------   -------------   -------------
Balance, beginning                 $         421   $         429   $         429
Provision charged against income             (92)             13               -
Recoveries                                     5               9              12
Loans charged off                              5              20              20
                                   -------------   -------------   -------------
Balance, ending                    $         329   $         431   $         421
                                   =============   =============   =============

There were no nonperforming assets on June 30, 2000 or on December 31, 1999.

There were no loans past due 90 days or more and still accruing on June 30, 2000 or on December 31, 1999.

4.       EARNINGS PER SHARE


    The following shows the weighted average number of shares used in computing earnings per share and the effect on weighted average number of shares of diluted potential common stock income available to common shareholders.


                                                        June 30, 2000                       June 30, 1999
                                                        -------------                       -------------
                                                                   Per Share                        Per Share
                                                    Shares          Amount               Shares        Amount
                                                    ------         ---------             ------     ---------
Basic Earnings Per Share                         2,294,617          $ (0.03)           2,294,617       $   .08

Effect of dilutive securities:
  Nonemployee directors' stock options              10,000                               10,000
  Employee incentive stock options                  21,544                               44,050
                                               -----------                          -----------

Diluted Earnings Per Share                       2,424,907          $ (0.03)          2,348,667        $   .08
                                                 =========          --------          =========        =======

                                   (unaudited)

5.       CAPITAL REQUIREMENTS

A comparison of the Company's capital as of June 30, 2000 with the minimum requirements is presented below:

                                                                 Minimum
                                       Actual                  Requirements
                                       ------                  ------------
Tier I risk-based capital              22.41%                      4.00  %
Total risk-based capital               23.23%                      8.00  %
Leverage ratio                         14.29%                      4.00  %

         (b)      Pro Forma Financial Information.

         The following unaudited pro forma condensed financial statements have been prepared on a consolidated basis based upon the historical financial statements of the Company and Heritage. The pro forma combined information gives effect to the Merger, accounted for as a purchase, and is based on the issuance of 1,376,770 shares of Series A Preferred Stock and the payment of $6,883,851 in cash in the Merger, which in turn is based on the number of shares of Heritage common stock outstanding at June 30, 2000. Accordingly, the assets and liabilities of Heritage have been recorded on the Company's books at their fair market value and Heritage's capital accounts have been eliminated. The amount by which the sum of the cash paid by the Company and the fair value of the Series A Preferred Stock issued in the Merger exceeds the net fair value of Heritage's assets and liabilities has been allocated to goodwill.

         The pro forma statement of condition combines the balance sheet of the Company and Heritage as of June 30, 2000. The pro forma statements of operations for the six months ended June 30, 2000 and for the year ended December 31, 1999 combine the results of operations of the Company and Heritage for the respective periods. The pro forma statement of condition and statement of operations for the six months ended June 30, 2000 are based on unaudited financial statements, and the pro forma statement of operations for the year ended December 31, 1999 is based on audited financial statements.

         The pro forma financial statements should be read in conjunction with the historical financial statements and the related notes of the Company, which have been filed with the Commission, and of Heritage, which are included in Item 7(a) above. There are no adjustments necessary to the historical results of operations as a result of these transactions. The pro forma combined financial position and results of operations are not necessarily indicative of the results that would actually have been attained if the Merger had occurred in the past or that may be attained in the future.

                              CARDINAL AND HERITAGE
               PRO FORMA COMBINED CONDENSED STATEMENT OF CONDITION
                                  JUNE 30, 2000
                                   (Unaudited)

                                                                                     Pro Forma
                                                Cardinal          Heritage           Adjustments        Combined
                                          ------------------------------------------------------------------------
                                                                  (Dollars in thousands)
Assets
Cash and due from banks                              3,902            3,362           (3,040) (A)           4,224
Federal funds sold                                  18,800                -           (6,884) (C)          11,916
Investment securities, available-for-sale            4,536           23,688                -               28,224
Loans receivable, net                               92,415           36,901           (1,173) (C)         128,143
Premises and equipment, net                          4,446              912                -                5,358
Goodwill                                                 -                -            9,168  (C)           9,168
Other assets                                         2,542            1,213                -                3,755
                                          ------------------------------------------------------------------------

Total Assets                                       126,641           66,076           (1,929)             190,788
                                          ========================================================================


Liabilities & Stockholders' Equity
Liabilities:
Deposits                                            91,139           50,984             (345) (C)         141,778
Borrowings                                           6,000            6,309                -               12,309
Other liabilities                                      651              315                -                  966
                                          ------------------------------------------------------------------------

Total liabilities                                   97,790           57,608             (345)             155,053
                                          ========================================================================

Stockholders' equity:
Preferred stock                                          -                -            6,884  (B)           6,884
Common stock                                         4,246            2,295           (2,295) (B)           4,246
Additional paid in capital                          32,499            6,530           (6,230) (B)          32,799
Retained earnings                                   (7,700)             146             (446) (B)          (8,000)
Accumulated other comprehensive
  income (loss)                                       (194)            (503)             503  (B)            (194)
                                          ------------------------------------------------------------------------

Total stockholders' equity                          28,851            8,468           (1,584)              35,735
                                          ------------------------------------------------------------------------

Total liabilities and stockholders' equity         126,641           66,076           (1,929)             190,788
                                          ========================================================================

                              CARDINAL AND HERITAGE
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                       FOR SIX MONTHS ENDED JUNE 30, 2000
                                   (Unaudited)

                                                                                      Pro Forma
                                                Cardinal         Heritage             Adjustments        Combined
                                          ------------------------------------------------------------------------
                                                         (Dollars in thousands, except per share data)
Interest income:
Loans                                                3,412            1,516              196  (D)           5,124
Federal funds sold                                     570               16             (216) (D)             370
Investment securities                                  176              778                -                  954
                                          ------------------------------------------------------------------------

Total interest income                                4,158            2,310              (20)               6,448
                                          ------------------------------------------------------------------------

Interest expense:
Deposits                                             1,478              701              173 (D)            2,352
Borrowings                                             192              103                -                  295
                                          ------------------------------------------------------------------------

Total interest expense                               1,670              804              173                2,647
                                          ------------------------------------------------------------------------

Net interest income                                  2,488            1,506             (193)               3,801
Provision for loan losses                              351              (92)               -                  259
                                          ------------------------------------------------------------------------

Net interest income after provision for
  loan losses                                        2,137            1,598             (193)               3,542
                                          ------------------------------------------------------------------------

Non-interest income:
Service charges                                        209               86                -                  295
Investment fee income                                  800                -                -                  800
Other                                                   72              (13)               -                   59
                                          ------------------------------------------------------------------------

Total non-interest income                            1,081               73                -                1,154
                                          ------------------------------------------------------------------------

Non-interest expense:
Salary and benefits                                  2,842              661                -                3,503
Occupancy                                              444              224                -                  668
Professional fees                                      253              136                -                  389
Depreciation                                           263               50                -                  313
Amortization of goodwill                                 -                -              306 (D)              306
Other                                                1,236              697                -                1,933
                                          ------------------------------------------------------------------------

Total non-interest expense                           5,038            1,768              306                7,112
                                          ------------------------------------------------------------------------

Income (loss) before income taxes                   (1,820)             (97)            (499)              (2,416)
Provision for income taxes                               -              (33)              33 (D)                -
                                          ------------------------------------------------------------------------

Net income (loss)                                   (1,820)             (64)            (532)              (2,416)
                                          ========================================================================

Dividend to preferred stockholders                       -                -              250 (E)              250

Net income (loss) to common
  stockholders                                      (1,820)             (64)            (782)              (2,666)
                                          ========================================================================

Earnings per common share:
Basic                                               $(0.43)           $0.03                  (E)           $(0.63)
Diluted                                             $(0.43)           $0.03                  (E)           $(0.63)
Weighted average shares outstanding:
Basic                                            4,244,197        2,294,617                  (E)        4,244,197
Diluted                                          4,244,197        2,424,907                  (E)        4,244,197

                              CARDINAL AND HERITAGE
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        FOR YEAR ENDED DECEMBER 31, 1999
                                   (Unaudited)

                                                                               Pro Forma
                                              Cardinal         Heritage       Adjustments            Combined
                                          ------------------------------------------------------------------------
                                                     (Dollars in thousands, except per share data)
Interest income:
Loans                                       $      2,661        $      2,690                138  (D)        $      5,489
Federal funds sold                                 1,234                 277               (344) (D)               1,167
Investment securities                                435               1,414                 --                    1,849
                                          ------------------------------------------------------------------------------

Total interest income                              4,330               4,381               (206)                   8,505
                                          ------------------------------------------------------------------------------

Interest expense:
Deposits                                           1,207               1,342                 75  (D)               2,624
Borrowings                                            98                  97                 --                      195
                                          ------------------------------------------------------------------------------

Total interest expense                             1,305               1,439                 75                    2,819
                                          ------------------------------------------------------------------------------

Net interest income                                3,025               2,942               (281)                  5,686
Provision for loan losses                            514                  --                 --                     514
                                          ------------------------------------------------------------------------------

Net interest income after provision for
loan losses                                        2,511               2,942               (281)                  5,172
                                          ------------------------------------------------------------------------------

Non-interest income:
Service charges                                      268                 164                 --                     432
Investment fee income                              1,018                  --                 --                   1,018
Other                                                 35                  58                 --                      93
                                          ------------------------------------------------------------------------------

Total non-interest income                          1,321                 222                 --                   1,543
                                          ------------------------------------------------------------------------------

Non-interest expense:
Salary and benefits                                4,277               1,472                 --                   5,749
Occupancy                                            812                 328                 --                   1,140
Professional fees                                    495                 176                 --                     671
Depreciation                                         356                 146                 --                     502
Amortization of Goodwill                              --                  --                478  (D)                478
Other                                              1,931                 767                 --                   2,698
                                          ------------------------------------------------------------------------------

Total non-interest expense                         7,871               2,889                478                  11,238
                                          ------------------------------------------------------------------------------

Income (loss) before income taxes                 (4,039)                275               (759)                 (4,523)
Provision for income taxes                            --                  93                (93) (D)                  -
                                          ------------------------------------------------------------------------------

Net income (loss)                           $     (4,039)       $        182               (666)           $     (4,523)
                                          ==============================================================================

Dividend to preferred stockholders                    --                  --                499  (E)                499

Net income (loss) to common
stockholders                                $     (4,039)       $        182             (1,165)           $     (5,022)
                                          ==============================================================================

Earnings per common share:
Basic                                       $      (0.95)       $       0.08                     (E)       $      (1.18)
Diluted                                     $      (0.95)       $       0.08                     (E)       $      (1.18)
Weighted average shares outstanding:
Basic                                           4,240,819        2,294,617                       (E)          4,240,819
Diluted                                         4,240,819        2,301,548                       (E)          4,240,819

                Notes to Pro Forma Combined Financial Information

         The merger will be accounted for by Cardinal using the purchase method of accounting in accordance with Accounting Principles Board Opinion ("APB") No. 16 and Statement of Financial Accounting Standards ("SFAS" No. 72). Under this method, the aggregate cost of the merger will be allocated to assets acquired and liabilities assumed based on their estimated fair values as of the closing date. For purposes of pro forma presentation, estimates of the fair values of Heritage's assets and liabilities as of June 30,2000 have been combined with the book values of Cardinal's assets and liabilities as of June 30, 2000.

(A) As part of the transaction, Cardinal expects to incur, on a pre-tax basis, $715,000 in transaction costs, primarily for professional expenses, including financial advisory, legal and accounting fees. Additionally, it is estimated that Heritage will incur, on a pre-tax basis, $2,025,000 in transaction costs, including financial advisory, legal, accounting and contract termination costs. Cardinal also expects to incur nonrecurring charges of $300,000 as a result of the merger during the 12 months after its closing. These charges are included in the pro forma combined condensed statements of condition, but are not considered in the pro forma combined condensed statements of operations.

(B) As stated in the merger agreement, Cardinal will issue 1,376,770 shares of 7.25% cumulative, convertible preferred stock valued at $5 per share and cash of $6,884,000 to Heritage's shareholders. Cardinal will issue vested Cardinal stock options for vested Heritage stock options with terms based on the merger consideration.

         The following table details the adjustments to stockholders' equity based on the assumed purchase price:

                                                                                                     Accumulated
                                                                                                        Other
                                                       Preferred    Common   Paid - In  Retained    Comprehensive
                                                         Stock      Stock     Capital   Earnings        Income
                                                      ------------------------------------------------------------
Elimination of Heritage's stockholders' equity                -     (2,295)   (6,530)      (146)            503
Issuance of Cardinal stock options for
        Heritage carryover stock options                      -          -       300          -               -
Issuance of Cardinal preferred stock                      6,884          -         -          -               -
Nonrecurring charges subsequent to merger                     -          -         -       (300)              -
                                                      ------------------------------------------------------------

        Total pro forma adjustment                        6,884     (2,295)   (6,230)      (446)            503


(C) The purchase price is allocated to identifiable tangible and intangible assets at their fair values. Although not included here, a core deposit intangible is expected to be identified. Any portion of the purchase price that cannot be assigned to specifically identifiable tangible and intangible assets acquired less liabilities assumed is considered goodwill, which is expected to be amortized over 15 years.

         The following table provides a reconciliation of the excess cost of the merger to Cardinal over the fair value of net assets acquired from Heritage (in thousands):

         Cash to be paid by Cardinal                                                            $  6,884
         Value of preferred stock to be issued by Cardinal                                         6,884
         Fair value of 138,420 Cardinal stock options issued for Heritage carryover options          300
         Cardinal transaction costs                                                                  715
                                                                                                --------

                                                                                                  14,783
         Less:
         Stockholders' equity of Heritage                                                          8,468
         Fair value adjustments, net                                                                (828)
         Heritage transaction costs                                                               (2,025)
                                                                                                --------

           Cost in excess of fair value of net assets acquired                                  $  9,168
                                                                                                ========

         The fair value adjustments as of June 30, 2000 were calculated for loans receivable and deposits. Loans receivable were decreased by approximately $1,173,000, while deposits were decreased by $345,000. The fair values ultimately recorded by Cardinal may be materially different from the values indicated due to (a) changes in future interest rates and economic conditions beyond the control of management, (b) changes in the composition of Heritage's assets and liabilities, and (c) refinements to the underlying assumptions made by Cardinal.

(D)      The  purchase  accounting  adjustments,   including  the  recording  of
         goodwill have the following impact on the unaudited pro forma combined condensed statements of operations:

         Interest income on loans receivable in the unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2000 is increased by $196,000, reflecting the amortization of the discount calculated on loans receivable using the level yield method over the estimated life of 36 months.

         Interest income on federal funds sold in the unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2000 is decreased by $216,000, reflecting the decrease in federal funds sold due to the pay out of $6,884,000 in cash to Heritage shareholders.

         Interest expense on deposits in the unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2000 is increased by $173,000, to reflect amortization of the discount on certificates of deposit using the level yield method over the estimated life of 12 months.

         Goodwill amortization expense in the unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2000, reflects $306,000 of goodwill amortization on a straight line basis over 15 years.

         Provision for income taxes in the unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2000, is decreased by $33,000 to reduce the historical income tax expense due to pro forma net losses.

(E) Basic and diluted earnings per share in the pro forma combined condensed statements of operations were computed by dividing pro forma net loss less dividends to preferred stockholders by the pro forma total average shares outstanding of Cardinal's common stock for the period and the elimination of Heritage's average shares outstanding. Conversion of Cardinal's preferred stock and options results in antidilution and therefore was excluded.

         (c)      Exhibits.

                  Exhibit No.          Description
                  -----------          -----------

                     2.1 Amended and Restated Agreement and Plan of Reorganization, dated as of June 19, 2000, by and between Heritage, CMC and the Company, filed as
                               Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-38380), dated June 20, 2000, incorporated herein by reference.

                     2.2 First Amendment to Amended and Restated Agreement and Plan of Reorganization, dated as of August 28, 2000, by and between Heritage, CMC and the Company.*


          ----------
          *  Filed previously.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CARDINAL FINANCIAL CORPORATION



Dated:  November 16, 2000              By:   /s/ Joseph L. Borrelli
                                          --------------------------------------
                                             Joseph L. Borrelli
                                             Chief Financial Officer

                                INDEX TO EXHIBITS


No.                        Description
---                        -----------

2.1 Amended and Restated Agreement and Plan of Reorganization, dated as of June 19, 2000, by and between Heritage Bancorp, Inc., Cardinal Merger Corp. and Cardinal Financial Corporation, filed as Exhibit
            2.1 to the Registration Statement on Form S-4 (File No. 333-38380), dated June 20, 2000, incorporated herein by reference.

2.2 First Amended to Amended and Restated Agreement and Plan of Reorganization, dated as of August 28, 2000, by and between Heritage Bancorp, Inc., Cardinal Merger Corp. and Cardinal Financial Corporation.*


-------------
* Filed previously.